Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion of our report dated January 28, 2019 on the consolidated financial statements of MatrixCare Holdings, Inc. and Subsidiaries as of and for the year ended December 31, 2017 in this Form 8-K/A and incorporated by reference in ResMed Inc.’s Registration Statements on Form S-8 (No. 333-08013, 333-88231, 333-115048, 333-140350, 333-140351, 333-156065, 333-164527, 333-167183, 333-181317, 333-186386, 333-194225 and 333-224537).

/s/ RSM US LLP

Minneapolis, Minnesota

January 28, 2019